                                                                 Exhibit 2.3


                      RIGHT OF FIRST OFFER AND REFUSAL
                      --------------------------------

         THIS RIGHT OF FIRST OFFER AND REFUSAL (the "Agreement") is made
                                                     ---------
this 21st day of March, 2005 by and between Gold Street Realty, LLC, a Massachusetts limited liability company with a place of business at 103 Lamartine Street, Worcester, Massachusetts ("Grantor"), and Angelica Textile
                                             -------
Services, Inc. ("Grantee").
                 -------

         WITNESSETH, that the Grantor, for and in consideration of the sum of one dollar ($1.00) and other good and valuable consideration paid by the Grantee, the receipt whereof is hereby acknowledged, does hereby grant to the Grantee, its successors and assigns, a right of first offer and refusal ("Right of First Offer and Refusal"), the terms of which are more
  --------------------------------
particularly set out below, concerning a tract of land in the City of Worcester, Worcester County, State of Massachusetts more particularly described in Exhibit A appended hereto and made a part hereof (the
             ---------
"Property").
 --------

         1. RIGHT OF FIRST REFUSAL AND FIRST OFFER. If at any time the Grantor shall receive a bona fide, arm's length, written offer from a third party to purchase the Property in whole or in part, which offer the Grantor intends to accept (an "Offer"), the Grantor shall send the Grantee a copy of the Offer and notify the Grantee of its intention to accept the same. In the event Grantor has not received an Offer but determines that it desires to sell the Property then it shall first offer the Property to the Grantee, stating the offering price and the other details of such sale (a "Notice"). The Grantee shall have the right within ten (10) business days after its receipt of such Offer or Notice to agree to purchase the Property or applicable part thereof, in its own name or in the name of a nominee, on the same terms specified in said Offer or Notice. In the event the Grantee elects to purchase the Property, the Property shall be conveyed by a Quitclaim Deed conveying good and clear record and marketable title thereto except as otherwise stated in the Offer or Notice and such Deed shall be delivered and the consideration paid at the Worcester District Registry of Deeds on the day specified in the Offer or Notice. If the Grantee shall not elect to purchase the Property within said period of ten (10) business days or in the event the Grantee shall, after giving notice of its intention to buy the Property, fail to complete such purchase on the precise terms set forth in the Offer or Notice, then the Grantor shall be free for a period of one hundred eighty (180) days thereafter to sell the Property or applicable part thereof, at a price not less than that specified in the Offer or Notice and on the terms set forth in the Offer or Notice sent to the Grantee.

         2. WARRANTY. The Grantor herein hereby warrants that it has good and marketable title to the Property (subject to the encumbrances set forth at Exhibit B) and good right, full power, and lawful authority to grant this Right of First Offer and Refusal.

         3. DEFAULT. Should the Grantor enter into an assignment, sale, transfer, conveyance, lease with a term (including both primary and option periods) in excess of one (1) year or lease with option to purchase in conflict with this Right of First Refusal, or fail to provide the Right of First Offer, then the Grantee may, at its option, seek to have a court of competent jurisdiction declare this Agreement breached and order that said assignment, sale transfer, conveyance, lease with a term in excess of one
(1) year or lease with option to purchase is null, void, and of no effect and/or to enforce the Right of First Offer. Nothing contained herein shall be construed to prevent specific performance of this Agreement by either party.

         Notwithstanding anything to the contrary contained herein, this Agreement shall in no way restrict the Grantor's right, power, or authority to mortgage or encumber or grant easements, or grant a lease or leases, without option to purchase and for a term (including both primary and option periods) not in excess of one (1) year. The provisions of this Agreement shall not be construed to apply to any proceeding for the foreclosure or sale of the Property in connection with a mortgage or to the granting of easements to any municipality or utility company required for the installation and/or maintenance of drainage, sewerage, electric, gas, water and electric lines and appurtenances to and from the Property.

         4. TERMINATION. This Agreement shall terminate and be null and void: (i) upon the consummation of a conveyance in fee simple to a third party of the Property or applicable part thereof after full compliance with the terms of this Agreement, provided the sale is on the same terms as set forth in the Offer or Notice sent to the Grantee pursuant to the Right of First Refusal or the Right of First Offer; or (ii) in the event the Grantee shall, after giving notice of its intention to buy the Property, fail to complete such purchase on the precise terms set forth in the Offer or Notice. This Right of First Offer and Refusal is personal to the Grantee named herein and may not be assigned. If such sale is not consummated, this Agreement shall remain in effect; provided, however, that in any event, all
                                  --------  -------
rights hereunder shall terminate not later than December 31, 2055.

         Subsequent to termination as above provided, the Grantee shall upon the Grantor's request execute and acknowledge a document stating such facts as are pertinent and fully relinquishing, waiving, and releasing all rights and obligations hereunder. If Grantee fails to execute and acknowledge a document terminating this Right of Offer and Refusal in such circumstances, Grantor may, in order to evidence its compliance with the terms of this Agreement, if the Property is sold to a party other than the Grantee, make and record an Affidavit stating that: (i) the conveyance is made pursuant to a bona fide offer to purchase; (ii) Grantor has given notice to Grantee in accordance with this Agreement; (iii) Grantor has not received written notice of Grantee's election to purchase the Property or Grantee has failed to complete the same in accordance with this Agreement, as the case may be; and (iv) such conveyance is made on the terms set forth in the Notice at a price not lower than that stated in the Offer or Notice. The recording of such Affidavit shall be conclusive evidence of compliance with the terms of this Right of First Offer and Refusal.

         5. NOTICES. All notices or other communications hereunder to either party will be (i) in writing either by courier, personal delivery, mail, email or facsimile and (ii) addressed:

                  To the Grantor:

                           Gold Street Realty, LLC
                           Attention:

                           --------------------------

                           --------------------------

                  With a mandatory copy to:

                           Seder & Chandler
                           Attention: Paul J. O'Riordan, Esq.
                           339 Main Street
                           Worcester, MA  01608

                  To the Grantee:

                           Angelica Textile Services, Inc.
                           Attention: President
                           1105 Sanctuary Park, Suite 210
                           Alpharetta, GA 30004

                  With a mandatory copy to:

                           Angelica Corporation
                           Attention: Steven L. Frey, Esq.
                           Vice President and General Counsel
                           424 S. Woods Mill Road
                           Chesterfield, MO 63017

                  And with a mandatory copy to:

                           Thompson Coburn LLP
                           Attention: Robert M. LaRose, Esq.
                           One US Bank Plaza
                           St. Louis, MO 63101

         If notice is given by mail, it will be deemed to have been given on the earlier of receipt by the intended recipient or on the second business day after the date when deposited in the United States mail by registered or certified mail, postage prepaid, addressed as hereinabove described. If notice is given by facsimile, it will be deemed to have been given on the date shown on the facsimile confirmation. If notice is given by email, it will be deemed to have been given on the date sent so long as the recipient confirms its receipt by email or the sender of such notice follows such email with a copy of the email by mail (registered or certified mail, postage prepaid, addressed as hereinabove described), personal delivery or courier. If notice is given by personal delivery or courier, it will be deemed to have been given on the date delivered.

         The parties mentioned in this subparagraph may, by notice given hereunder, designate any further or different addresses to which subsequent notices shall be sent to it.

         6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and can be modified only by a written instrument signed by the parties hereto.

         7. BINDING EFFECT. It is intended that all the provisions of this Agreement shall run with the land and inure to the benefit of and shall be binding on the parties hereto, their heirs, legal representatives, successors, and assigns.

                          [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GRANTOR:                                    GRANTEE:

Gold Street Realty, LLC                     Angelica Textile Services, Inc.


By: /s/ Mark C. Johnson                     By: /s/ Steven L. Frey
    ---------------------------------           -----------------------------
Printed Name: Mark C. Johnson               Printed Name: Steven L. Frey
              -----------------------                     -------------------
Title: Member                               Title: Vice President
       ------------------------------              --------------------------